UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 1, 2015, xG Technology, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, Florida, 33351. As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2015, at the Annual Meeting the stockholders were asked to vote on five matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) a proposal to authorize the Board of Directors (“the Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share, at a specific ratio within a range from one-for-four to one-for-fifteen, at any time before December 31, 2015, with such range and timing to be left to the complete discretion of the Board, (iv) a proposal to establish the Company’s 2015 Employee Stock Purchase Plan, and (v) a proposal to establish the Company’s 2015 Incentive Compensation Plan.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows

Name	For	Withheld	Broker Non-Votes
George F. Schmitt	16,058,115	574,200	13,683,159
John C. Coleman	15,471,897	1,160,418	13,683,159
Gary Cuccio	16,054,581	577,734	13,683,159
Kenneth Hoffman	16,101,367	530,948	13,683,159
Richard L. Mooers	16,017,826	614,489	13,683,159
Raymond M. Sidney	16,103,145	529,170	13,683,159
GNRL. James T. Conway	16,518,650	113,665	13,683,159

In addition, the stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, by a vote of 29,725,216 for; 378,586 against; and 211,672 abstentions. There were no broker non-votes.

The stockholders also approved of the proposal to authorize the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share, at a specific ratio within a range from one-for-four to one-for-fifteen, at any time before December 31, 2015, with such range and timing to be left to the complete discretion of the Board, by a vote of 28,534,943 for; 1,480,028 against; and 300,503 abstentions. There were no broker non-votes.

The stockholders also approved of the proposal to establish the Company’s 2015 Employee Stock Purchase Plan, by a vote of 16,241,648 for; 295,707 against; 94,960 abstentions; and, 13,683,159 broker non-votes.

Lastly, the stockholders approved of the proposal to establish the Company’s 2015 Incentive Compensation Plan, by a vote of 16,204,753 for; 320,728 against; 106,834 abstentions and 13,683,159 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015		xG TECHONOLOGY, INC.

	By:	/s/ George F. Schmitt
Name: George F. Schmitt Title: Chief Executive Officer